WARRANT CANCELLATION AGREEMENT

THIS AGREEMENT made the 28 day of November, 2008

BETWEEN:

Cheetah Oil and Gas Inc.
(the "Company")

AND:

Kepis & Pobe Investments Inc.
("Kepis")

WHEREAS:

A. Kepis is the holder of 3,000,000 of the Company’s common stock purchase warrants and agrees herein to cancel such warrants (the “Kepis Warrants”).

B. The Kepis Warrants were acquired by Kepis from Macquarie Holdings (USA) Inc., and consist of Warrant No. A-1 (as to 1,000,000 underlying shares), Warrant No. A-2 (as to 500,000 underlying shares), Warrant No. B-1 (as to 1,000,000 underlying shares) and Warrant No. B-2 (as to 500,000 underlying shares), all issued on March 14, 2006.

C. Kepis agrees to the cancellation of the Kepis Warrants.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein (the sufficiency whereof is hereby acknowledged by the parties hereto), the parties hereby agree to and with each other as follows:

1.		CANCELLATION OF KEPIS WARRANTS

	1.1	The Kepis Warrants shall be cancelled effective on the date of this Agreement.

2.		RELEASE

2.1

Kepis, together with his heirs, executors, administrators, and assigns, does hereby remise, release and forever discharge the Company, its respective directors, officers, shareholders, employees and agents, and their respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which Kepis ever had, now or may have howsoever arising out of the original grant and this cancellation of the Kepis Warrants.

3.		COUNTERPARTS

	3.1	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.		ELECTRONIC MEANS

4.1

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

5.		FURTHER ASSURANCES

5.1

As and so often as may be required, the parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of the Company or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

6.		PROPER LAW

	6.1	This Agreement will be governed by and construed in accordance with the law of the Province of British Columbia.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement.

CHEETAH OIL AND GAS INC.

Per:	/s/ Robert McAllister
Authorized Signatory

KEPIS & POBE INVESTMENTS INC.

Per:	/s/ signed
Authorized Signatory